Exhibit 20.7
Page 1 of 3

                     Navistar Financial 1996 - B Owner Trust
                             For the Month of August
                     Distribution Date of September 22, 1997
                            Servicer Certificate #11

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $356,384,702.80
Beginning Pool Factor                                           0.7325371

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $11,734,980.84
     Interest Collected                                     $2,973,095.07

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $620,268.66
Total Additional Deposits                                     $620,268.66

Repos / Chargeoffs                                            $852,012.18
Aggregate Number of Notes Charged Off                                 109

Total Available Funds                                      $15,328,344.57

Ending Pool Balance                                       $343,797,709.78
Ending Pool Factor                                              0.7066650

Servicing Fee                                                 $296,987.25

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,307,225.68
     Target Percentage                                              10.00%
     Target Balance                                        $34,379,770.98
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                      ($51,310.51)
     Ending Balance                                        $11,255,915.17

Current Weighted Average APR:                                      10.047%
Current Weighted Average Remaining Term (months):                   39.59

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,243,622.94     1,848
                                31 - 60 days             $590,117.88       477
                                60+  days                $251,611.39       136

     Total:                                            $3,085,352.21     1,849

     Balances:                  60+  days              $5,718,901.09       136

Memo Item - Reserve Account
     Prior Month                                      $10,676,783.72
+    Invest. Income                                       $51,310.51
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account            $579,131.45
     Beginning Balance                                $11,307,225.68

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  August

                                                                   NOTES
                                                                                                    CLASS B          CLASS C
                                    TOTAL       CLASS A - 1      CLASS A - 2      CLASS A - 3     CERTIFICATES     CERTIFICATES
                             $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                           0.00%           93.50%            0.00%           3.50%           3.00%
     Coupon                                             5.49%            5.93%            6.33%           6.50%           7.45%

Beginning Pool Balance       $356,384,702.80
Ending Pool Balance          $343,797,709.78

Collected Principal           $11,734,980.84
Collected Interest             $2,973,095.07
Charge - Offs                    $852,012.18
Liquidation Proceeds/Recoveries  $620,268.66
Servicing                        $296,987.25
Cash Transfer from Reserve Acct ($579,131.45)
Total Collections Available
  for Debt Service            $14,452,225.87

Beginning Balance            $356,384,702.80            $0.00   $89,812,812.95  $236,500,000.00  $16,201,196.75  $13,870,693.10

Interest Due                   $1,865,232.85            $0.00      $443,824.98    $1,247,537.50      $87,756.48      $86,113.89
Interest Paid                  $1,865,232.85            $0.00      $443,824.98    $1,247,537.50      $87,756.48      $86,113.89
Principal Due                 $12,586,993.02            $0.00   $11,768,838.47            $0.00     $440,544.76     $377,609.79
Principal Paid                $12,586,993.02            $0.00   $11,768,838.47            $0.00     $440,544.76     $377,609.79

Ending Balance                343,797,709.78            $0.00   $78,043,974.48  $236,500,000.00  $15,760,651.99  $13,493,083.31
Note / Certificate Pool Factor                         0.0000           0.6974           1.0000          0.9256          0.9255
   (Ending Balance / Original Pool Amount)
Total Distributions           $14,452,225.87            $0.00   $12,212,663.45    $1,247,537.50     $528,301.24     $463,723.68

Interest Shortfall                     $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                    $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                   $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                       $0.00
     (see Memo Item - Reserve Account)

Beg. Reserve Account Balance  $11,307,225.68
(Release) / Draw                 ($51,310.51)
Ending Reserve Acct Balance   $11,255,915.17

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  August

Trigger Events:
A)   Loss Trigger - Reserve Account Balance
     Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6               5                4                3                2                1
                                Mar-97          Apr-97           May-97           Jun-97           Jul-97           Aug-97
Beginning Pool Balance     $420,468,686.42  $403,347,664.99  $390,783,947.09  $379,446,408.45  $368,219,179.65  $356,384,702.80

A)   Loss Trigger:
Principal of Contracts
  Charged Off                  $827,898.12    $1,257,545.15      $872,581.99     $847,804.26       $847,658.24      $852,012.18
Recoveries                     $601,423.50      $750,115.55      $545,528.41     $786,549.19       $945,754.63      $620,268.66

Loss Trigger - Reserve Account Balance                             Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)       $2,977,931.40          Total Charged off (Months 1 - 6)             $5,505,499.94
     Total Recoveries (Months 3, 2, 1)        $2,352,572.48          Total Recoveries (Months 1 - 6)              $4,249,639.94
     Net Loss / (Recoveries) for 3 Mos          $625,358.92 (a)      Net Loss/(Recoveries) for 6 Mos.             $1,255,860.00(c)

Total Balance (Months 5, 4, 3)            $1,173,578,020.53 (b)      Total Balance (Months 1 - 6)             $2,318,650,589.40(d)

Loss Ratio Annualized  [(a/b) * (12)]                0.6394%         Loss Ratio Annualized [(c/d) (12)]                 0.64996%

Trigger:  Is Ratio > 1.5%                                No          Trigger:  Is Ratio > 6.0%                               No

                                                                                  Jun-97           Jul-97            Aug-97
B)   Delinquency Trigger:                                                       $9,915,722.93    $8,970,993.38    $5,718,901.09
     Balance delinquency 60+ days                                                    2.61321%         2.43632%         1.60470%
     As % of Beginning Pool Balance                                                  1.83089%         2.31858%         2.21808%
     Three Month Average

Trigger:  Is Average > 2.0%                              Yes

C)   Noteholders Percent Trigger:                     2.3136%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer